US Lithium Corp. Wins Manufacturing & Distribution Contract From International Healthcare Network

HENDERSON, Nevada, January 30, 2020 (GLOBE NEWSWIRE) — US Lithium Corp (OTC QB: LITH) (the ”Company”) is pleased to announce that its CBD manufacturing business has been awarded an exclusive purchase and distribution agreement by International Healthcare Network (“IHN”) for at least four of its products. One much anticipated product is a highly concentrated topical pain cream developed in conjunction with leading chiropractors across the country.

“After extensive patient testing, our products were chosen due to their effectiveness and value. We are proud to have been selected by IHN and look forward to working with them on the marketing and distribution of our CBD-based products,” stated Gregory Rotelli, Chairman of the Board of LITH.

“We’re excited to partner with Greg and his team to supply effective pain relief products across our network. Medical professionals and patients alike quickly recognized the quality of the products during our evaluation trials,” stated Dr. Donald Cenk, a principal of IHN and one of the nation’s leading chiropractors.

This multiyear agreement is an example of the Company’s focus on securing large distributor arrangements with proven sales and medical organizations. Initial sales and product fulfillment efforts will begin this month and will include significant mass media advertising across a multitude of channels. Additional products will be incorporated into the agreement as they are ready for market.

About the Company

US Lithium Corp’s new strategic direction was created by successful pharmaceutical entrepreneurs dedicated to using nature’s resources to fight pain and infection while reducing the dependency on opioids and their terrible side effects.  It is now uniquely positioned to capitalize on the emerging Cannabinoid market that is growing at phenomenal rates and is expected to reach $20 Billion over the next five years. The Company has created a ‘seed to shelf’ value-added product development and marketing organization with direct contracts for raw materials, scientific formulation, manufacturing, and distribution of medically focused Cannabinoid products. In order to better reflect this new strategic direction, the Company is in the process of changing its name and symbol which should be effective within the next thirty days.

About Donald Cenk

Dr. Donald Cenk graduated Summa Cum Laude from Sherman College of Chiropractic in Spartanburg, South Carolina and has earned a reputation for providing quality care and compassion to his patients. Dr. Cenk was the official Team Chiropractor for the Detroit Lions, the Pittsburgh Penguins and the Target Chip Ganassi Racing Team in both the NASCAR and Indy Racing series.

About IHN

International Healthcare Network (IHN) is a disabled veteran-owned business dedicated to identifying and bringing new healthcare products and networks to market. Focusing on both consumer and community, a portion of its revenues is directed to services for homeless veterans. IHN was formed by a team of healthcare industry professionals including Dr. Donald Cenk, Matthew DeNomme, a successful entrepreneur with a 20 year history in the healthcare industry, John Righetti, an American Marketing Association’s marketer of the year recipient and internationally known healthcare expert and Christopher Bushaw, a disabled veteran who served in Operation Enduring Force, Task Force 53, Operation Enduring Freedom, and Operation Iraqi Freedom and was both an employee of, and consultant to, the US Army Corps of Engineers

Notice Regarding Forward-Looking Statements

Disclaimer: This press release contains statements, which may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of US Lithium Corp. and members of their management and Board of Directors as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contact:
Gregory Rotelli
www.uslithiumcorp.com

John Righetti

International Healthcare Network